SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934


December 31, 1997
Date of Report (Date of earliest event reported)

AKORN, INC.
(Exact name of registrant as specified in its charter)

  LOUISIANA			                   0-13976			        72-0717400
(State or other jurisdiction		(Commission		       (IRS Employer
 of incorporation)             File Number)	      Identification No.)

100 Tri-State International
Suite 100
Lincolnshire, Illinois 		                    60069
(Address of principal executive offices)  	(Zip Code)

(847) 236-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events.

On December 31, 1997, the John N. Kapoor Trust dated September 20, 1989 (the "Trust"), of which Dr. John N. Kapoor, Chairman and Chief Executive Officer of the Company, is sole trustee and beneficiary, purchased 1,000,000 shares of common stock of Akorn, Inc. (the "Company") at a price of $2.00 per share upon exercise of a warrant initially issued to the Trust on September 3, 1992. The $2.0 million proceeds will be used for general corporate purposes. As a result of the purchase, the total number of shares of Company common stock outstanding increased to 17,630,076. The number of shares beneficially owned by Dr. Kapoor, 4,280,485, did not change as a result of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AKORN, INC.

Dated:  January 9, 1998			           By:  /s/ Rita J. McConville
                                          Rita J. McConville
                                          Vice President, Chief Financial
                                            Officer, Secretary
                                            and Treasurer